UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 21, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On January 21, 2014, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter and year ended December 28, 2013 in a press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President and Chief Financial Officer of the Company, regarding the Company’s fiscal quarter and year ended December 28, 2013.

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company’s earnings press release contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP gross margin for the Company for the fourth fiscal quarter of 2012, the Company excluded a lower of cost or market charge related to GLOBALFOUNDRIES Inc.’s (“GF”) waiver of the Company’s take-or-pay obligations for the fourth fiscal quarter of 2012 (the “LCM Charge”).

To derive non-GAAP gross margin for the Company for fiscal 2012, the Company excluded the LCM Charge, a charge related to the limited waiver of exclusivity from GF (the “Exclusivity Waiver”) and a charge related to net legal settlements.

To derive non-GAAP operating expenses for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP operating expenses for the Company for the third fiscal quarter of 2013, second fiscal quarter of 2013, first fiscal quarter of 2013, fourth fiscal quarter of 2012, and third fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges (gains).

To derive non-GAAP operating expenses for the Company for the second fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets.

To derive non-GAAP operating expenses for the Company for the first fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains) and SeaMicro, Inc. (“SeaMicro”) acquisition costs.

To derive non-GAAP operating income for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP operating income for the Company for the third fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges (gains).

To derive non-GAAP operating income for the Company for fiscal 2013, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains) and net legal settlements.

To derive non-GAAP operating loss for the Company for the fourth fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains) and the LCM Charge.

To derive non-GAAP operating income for the Company for fiscal 2012, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains), net legal settlements, the Exclusivity Waiver, the LCM Charge and SeaMicro acquisition costs.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the third fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges (gains).

To derive non-GAAP net loss and non-GAAP loss per share for the Company for fiscal 2013, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains) and net legal settlements.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for the fourth fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains), the LCM Charge and an impairment charge on certain marketable securities.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for fiscal 2012, the Company excluded the amortization of acquired intangible assets, net restructuring and other special charges (gains), net legal settlements, the Exclusivity Waiver, the LCM Charge, SeaMicro acquisition costs, tax benefits related to the SeaMicro acquisition and impairment charges on certain marketable securities.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the Company’s acquisitions of ATI Technologies Inc. and SeaMicro. The Company excluded these items from the Company’s GAAP operating expenses, GAAP operating income (loss), GAAP net income (loss) and GAAP earnings (loss) per share for all periods presented because these expenses are not indicative of ongoing operating performance.

Restructuring and other special charges (gains), net: Restructuring and other special charges (gains), net, recorded in the third fiscal quarter of 2013 primarily consisted of gains associated with real estate transactions related to the Company’s facilities. Restructuring and other special charges (gains), net, recorded in fiscal 2013 primarily consisted of costs the Company incurred from the exit of a portion of the Company’s facility in Sunnyvale, California, partially offset by the release of employee severance costs and gains associated with real estate transactions related to the Company’s facilities. Restructuring and other special charges (gains), net, recorded in fourth fiscal quarter of 2012 and fiscal 2012, represented costs that the Company incurred from its restructuring plans implemented to reduce operating expenses and better position the Company competitively. The charges reflected in these periods were primarily associated with a reduction of the Company’s global workforce. The Company excluded restructuring and other special charges (gains), net, from the Company’s GAAP operating expenses, GAAP operating income (loss), GAAP net income (loss) and GAAP earnings (loss) per share for the third fiscal quarter of 2013, fiscal 2013, the fourth fiscal quarter of 2012 and fiscal 2012 because they are not indicative of ongoing operating performance.

Legal settlements: During the fourth quarter of 2013, the Company entered into various licenses and settlements regarding patent-related matters. Pursuant to these agreements, the Company received in aggregate $48 million in net cash, which the Company recorded under the legal settlements, net, line item. The Company excluded this amount from its GAAP operating expenses, GAAP operating income, GAAP net income (loss) and GAAP earnings (loss) per share for the fourth fiscal quarter of 2013 and fiscal 2013 because it is not indicative of ongoing operating performance. In addition, for fiscal 2012, management determined that it was probable a settlement would be reached with a third party and that the amount of the settlement was estimable. As a result, the Company recorded the estimated settlement amount of $5 million in fiscal 2012 as a legal settlement. The Company excluded this amount from its GAAP gross margin, GAAP operating income, GAAP net income (loss) and GAAP loss per share for fiscal 2012 because it is not indicative of ongoing operating performance.

Lower of cost or market charge related to GF take-or-pay obligation: Pursuant to the third amendment to the Wafer Supply Agreement (the “WSA”), dated December 6, 2012, between the Company and GF, GF agreed to waive a portion of the Company’s existing take-or-pay production wafer purchase commitments for the fourth fiscal quarter of 2012. In consideration of this waiver, the Company agreed to pay GF a termination fee of $320 million. As a result, the Company recorded a “lower of cost or market,” or LCM charge, of $273 million for the write-down of inventory to its market value. The Company excluded this item from the Company’s GAAP gross margin, GAAP operating loss, GAAP net loss and GAAP loss per share for the fourth fiscal quarter of 2012 and fiscal 2012 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Limited waiver of exclusivity from GF: Pursuant to the second amendment to the WSA, dated March 4, 2012, between the Company and GF, the Company was granted certain rights to contract with another wafer foundry supplier with respect to specified products for a specified period. In consideration for these rights, the Company agreed to pay GF $425 million in cash and transferred to GF all of the capital stock of GF that the Company owned, which had a carrying and fair value of $278 million. As a result, the Company recorded a one-time charge of $703 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP gross margin, GAAP operating loss, GAAP net loss and GAAP loss per share for fiscal 2012 because the Company believes it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

SeaMicro acquisition costs: In March 2012, the Company acquired SeaMicro, a privately held company that developed and sold energy-efficient, high-bandwidth microservers. The Company incurred certain costs related to this acquisition, which primarily consisted of advisory and other professional service fees. The Company excluded this item from the Company’s GAAP net loss, GAAP loss per share, GAAP operating loss and GAAP operating expenses for fiscal 2012 because they are not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

Tax benefit related to SeaMicro acquisition: The acquisition of SeaMicro was treated as a stock purchase for income tax purposes, and, therefore, tax amortization of the acquired identifiable intangible assets is not allowed. As a result, the Company was required to establish a deferred tax liability of approximately $36 million for the book/tax difference. This reduced the Company’s existing valuation allowance against its deferred tax asset by providing an additional source of future taxable income. The reduction in valuation allowance resulted in a discrete income tax provision benefit of approximately $36 million in the first fiscal quarter of 2012. The Company excluded this item from the Company’s GAAP net loss and GAAP loss per share for fiscal 2012 because it is not indicative of ongoing operating performance and because the Company believes exclusion of this item enables investors to better evaluate the Company’s current operating performance compared with prior periods.

In addition to the above non-GAAP financial measures, the Company presented “Adjusted EBITDA” in the press release as a supplemental measure of its performance. The Company determines its Adjusted EBITDA by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable period:

•	for the fourth fiscal quarter of 2013, the Company also included adjustments for net legal settlements;
•	for the third fiscal quarter of 2013, the Company also included an adjustment for net restructuring and other special charges (gains);
•	for fiscal 2013, the Company also included adjustments for net legal settlements and net restructuring and other special charges (gains);
•	for the fourth fiscal quarter of 2012, the Company also included adjustments for the LCM Charge and net restructuring and other special charges (gains); and
•	for fiscal 2012, the Company also included adjustments for the LCM Charge, the Exclusivity Waiver, net legal settlements, net restructuring and other special charges (gains) and SeaMicro acquisition costs.

The Company calculates and communicates Adjusted EBITDA in the earnings press release because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company presents non-GAAP free cash flow in the earnings press release as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 21, 2014

99.2	Financial Information and Commentary on Fourth Fiscal Quarter of 2013 and Fiscal 2013 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: January 21, 2014	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 21, 2014

99.2	Financial Information and Commentary on Fourth Fiscal Quarter of 2013 and Fiscal 2013 Results